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                                                          Exhibit (23)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (No. 33-48258, No. 33-49285, No. 33-64453, and No. 333-31759), Form S-4 (No. 33-
48891 and No. 333-74572), and S-8 (No. 33-5803, No. 33-35214, No. 33-
56499, No. 33-65033, No. 33-65035, No. 333-57729, No. 333-57659, No.
333-57663, No. 333-57665, No. 333-23371, No. 333-43526, and No. 333-
43524), of Eastman Kodak Company of our report dated March 13, 2003, relating to the financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.




PricewaterhouseCoopers LLP
Rochester, New York
March 14, 2003